Exhibit 99.01

OPTRICON ENTWICKLUNGSGESELLSCHAFT FUER OPTISCHE TECHNOLOGIEN MBH

Independent Auditor’s Report

opTricon Entwicklungsgesellschaft für
Optische Technologien mbH
Berlin, Germany

We have audited the accompanying financial statements of opTricon Entwicklungsgesellschaft für Optische Technologien mbH, which comprise the balance sheet as of December 31, 2017, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of opTricon Entwicklungsgesellschaft für Optische Technologien mbH as of December 31, 2017, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO AG

BDO AG
Wirtschaftsprüfungsgesellschaft
Berlin, Germany
January 21, 2019

OPTRICON ENTWICKLUNGSGESELLSCHAFT FUER OPTISCHE TECHNOLOGIEN MBH
BALANCE SHEET
AS OF DECEMBER 31, 2017

– ASSETS –
CURRENT ASSETS:
Cash and cash equivalents	€87,674
Accounts receivable, net	354,887
Inventories, net	224,548
Prepaid expenses and other current assets	46,216
TOTAL CURRENT ASSETS	713,325

FIXED ASSETS, net of accumulated depreciation	135,722

Deposits and other assets	10,309

TOTAL ASSETS	€859,356

– LIABILITIES AND STOCKHOLDERS’ EQUITY –
CURRENT LIABILITIES:
Accounts payable	€96,226
Related party debt	492,175
Deferred revenue	79,800
Other accrued liabilities	117,494
TOTAL CURRENT LIABILITIES	785,695

NON-CURRENT LIABILITIES:
Other non-current liabilities	15,299

TOTAL LIABILITIES	800,994

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS’ EQUITY:
Subscribed capital	69,765
Additional paid-in capital	1,636,527
Accumulated deficit	(1,647,930)
TOTAL STOCKHOLDERS’ EQUITY	58,362

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	€859,356

See accompanying notes to financial statements

OPTRICON ENTWICKLUNGSGESELLSCHAFT FUER OPTISCHE TECHNOLOGIEN MBH
STATEMENT OF OPERATIONS

For the year ended December 31, 2017
REVENUES:
Net product sales	€1,748,474
R&D, milestone and grant revenue	321,272
2,069,746

COSTS AND EXPENSES:
Cost of product sales	944,824
Research and development expenses	474,576
Selling, general and administrative expenses	438,602
1,858,002

PROFIT FROM OPERATIONS	211,744

OTHER INCOME (EXPENSE):
Other income	15,763
Interest expense	(27,456)
(11,693)

PROFIT BEFORE INCOME TAXES	200,051

Income taxes	36,078
NET PROFIT	€163,973

See accompanying notes to financial statements

OPTRICON ENTWICKLUNGSGESELLSCHAFT FUER OPTISCHE TECHNOLOGIEN MBH
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2017

	Subscribed Capital		Additional Paid-in-Capital Amount	Accumulated Deficit Amount	Total Amount
	Shares	Amount
Balance at January 1, 2017	69,765	€69,765	€1,636,527	€(1,811,903)	€(105,611)

Net profit		–	–	163,973	163,973

Balance at December 31, 2017	69,765	€69,765	€1,636,527	€(1,647,930)	€58,362

See accompanying notes to financial statements

OPTRICON ENTWICKLUNGSGESELLSCHAFT FUER OPTISCHE TECHNOLOGIEN MBH
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED

December 31, 2017

OPERATING ACTIVITIES:
Net profit	€163,973
Adjustments:
Depreciation	40,040
Deferred income taxes	36,078
Other	(4,041)

Changes in current assets and current liabilities:
Accounts receivable	(92,403)
Inventories	(12,356)
Prepaid expenses and other current assets	(45,938)
Accounts payable and other accrued liabilities	30,501
Deferred revenue	45,300
Net cash provided by operating activities	161,154

INVESTING ACTIVITIES:
Capital expenditures	(45,468)
Net cash used in investing activities	(45,468)

FINANCING ACTIVITIES:
Bank overdraft	(28,253)
Net cash used in financing activities	(28,253)

INCREASE IN CASH AND CASH EQUIVALENTS	87,433

Cash and cash equivalents - beginning of the period	241

Cash and cash equivalents - end of the period	€87,674

Supplemental Schedule of Cash Flow Information
Cash paid during the period for interest	€27,456

See accompanying notes to financial statements

OPTRICON ENTWICKLUNGSGESELLSCHAFT FUER OPTISCHE TECHNOLOGIEN MBH

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 1 — COMPANY AND DESCRIPTION OF BUSINESS:

Established in 2005, opTricon Entwicklungsgesellschaft fuer Optische Technologien mbH, Berlin, Germany, (the “Company” or “opTricon”) is an Original Equipment Manufacturer (OEM), which develops diagnostic devices used to detect and monitor diseases and controlled substances.  The Company earns the majority of its revenue from its Cube Reader devices, which are small, cost effective devices used by medical laboratories and hospitals, government and public health entities, and medical professionals.  The Company also receives grants from the German government to support research and development activities.

As of December 31, 2017, the Company was jointly owned by members of its management, along with outside investors.

NOTE 2 — BASIS OF PRESENTATION:

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as issued by the Financial Accounting Standards Board (“FASB”).

These financial statements are presented in Euro, which is the Company’s functional currency.

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES:

(a)	Use of Estimates:

The preparation of the financial statements in conformity with U.S. GAAP requires management to make assumptions and estimates that affect the amounts reported in the financial statements and accompanying notes. Judgments and estimates of uncertainties are required in applying the Company’s accounting policies in certain areas. Generally, matters subject to estimation and judgment include accounts receivable realization, inventory obsolescence, asset impairments, recognition of revenue, useful lives of intangible and fixed assets, and deferred tax asset valuation allowances. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be based upon amounts that differ from those estimates.

(b)	Fair Value of Financial Instruments:

Certain assets and liabilities are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities.
•
Level 2 — Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

•
Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of the Company’s cash and cash equivalents, accounts receivable, related party debt, and accounts payable, approximate fair value due to the immediate or short-term maturity of these financial instruments.

(c)	Cash and Cash Equivalents:

Cash and cash equivalents are defined as short-term, highly liquid investments with original maturities of three months or less.

(d)	Concentrations of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents and accounts receivable. Cash and cash equivalents are maintained at accredited financial institutions. The Company has never experienced any losses related to these balances and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with financial institutions.

(e)	Inventories:

The Company’s inventory balances primarily consist of raw materials to be used in the production and fulfillment of customer orders. The Company does maintain immaterial amounts of work-in-process and finished goods inventory for unfulfilled customer orders. Inventories are stated at the lower of cost or net realizable value. Cost is determined on the first-in, first-out method.

(f)	Prepaid Expenses and Other Current Assets:

Prepaid expenses totaled €14,670 as of December 31, 2017. Other current assets primarily consist of value-added tax receivables of €28,005.

(g)	Fixed Assets:

Fixed assets are stated at cost, less accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets, which range from one to 11 years. Fixed assets are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. No impairment of fixed assets was recorded for the year ended December 31, 2017.

(h)	Revenue Recognition:

The Company recognizes revenue for product sales in accordance with ASC 605, whereby revenue is recognized when there is persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed and determinable, and collectability is reasonably assured.  Revenue typically is recognized at time of shipment. Sales are recorded net of discounts, rebates and returns.

R&D, milestone and grant revenue primarily consists of services performed, including third-party product development contracts. The Company recognizes revenue under the milestone method for certain product development projects defining milestones at the inception of the agreement.

(i)	Sales Concentration:

The Company’s 10 largest customers accounted for approximately 69% of Net sales, with two customers accounting each for more than 10%. Three customers accounted for greater than 10% of the Company’s net accounts receivable balance as of December 31, 2017.

To manage risk, the Company performs ongoing credit evaluations of its customers’ financial condition. The Company generally does not require collateral on accounts receivable. As of December 31, 2017, the Company’s allowance for doubtful accounts was €0.

(j)	Research and Development:

Research and development (R&D) costs are expensed as incurred.

(k)	Income Taxes:

The Company accounts for income taxes under an asset and liability approach that recognizes deferred tax assets and liabilities based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The Company follows a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. The guidance relates to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements. Any interest and penalties accrued related to uncertain tax positions are recorded in tax expense.

The Company assesses the realizability of its net deferred tax assets on an annual basis. If, after considering all relevant positive and negative evidence, it is more likely than not that some portion or all of the net deferred tax assets will not be realized, the Company will reduce the net deferred tax assets by a valuation allowance. The realization of net deferred tax assets is dependent on several factors, including the generation of sufficient taxable income prior to the expiration of net operating loss carryforwards.

(l)	Deferred Revenue:

The Company performs maintenance and technical support services. The Company generally invoices customers for these services in advance, on a quarterly basis. The Company classifies unearned amounts under these arrangements as deferred revenue.

(m)	Recent Accounting Pronouncements Affecting the Company:

In May 2014, the FASB issued converged guidance on recognizing revenue in contracts with customers, Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers. The intent of the new standard is to improve financial reporting and comparability of revenue globally. The core principle of the standard is for a company to recognize revenue in a manner that depicts the transfer of goods or services to customers in an amount that reflects the consideration which the company expects to receive in exchange for those goods or services. The guidance provides a five-step analysis of transactions to determine when and how revenue is recognized. Other major provisions include capitalization of certain contract costs, consideration of the time value of money in the transaction price, and in certain circumstances, allowing estimates of variable consideration to be recognized before contingencies are resolved. The guidance also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. The standard is effective for nonpublic business entities for annual reporting periods beginning after December 15, 2018. The Company is currently evaluating the provisions of this standard to determine the impact on the Company’s financial statements.

In November 2015, the FASB issued ASU) 2015-17, Income Taxes (Topic 740) Balance Sheet Classification of Deferred Assets. This ASU is intended to simplify the presentation of deferred taxes on the balance sheet and will require an entity to present all deferred tax assets and deferred tax liabilities as non-current on the balance sheet. Under the current guidance, entities are required to separately present deferred taxes as current or non-current. Netting deferred tax assets and deferred tax liabilities by tax jurisdiction will still be required under the new guidance. The Company early adopted this ASU and presents its deferred tax balances as non-current on the balance sheet.

In February 2016, the FASB issued ASU 2016-02, which amends the ASC and creates Topic 842, Leases. Topic 842 will require lessees to recognize lease assets and lease liabilities for those leases classified as operating leases under previous U.S. GAAP on the balance sheet. This guidance is effective for nonpublic business entities for fiscal years beginning after December 15, 2019 and early adoption is permitted. The Company is in the initial stages of evaluating the effect of the standard on its financial statements and will continue to evaluate.  While not yet in a position to assess the full impact of the application of the new standard, the Company expects that the impact of recording the lease liabilities and the corresponding right-to-use assets will have a significant impact on its total assets and liabilities with a minimal impact on equity.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, which provides guidance related to cash flows presentation and is effective for annual reporting periods beginning after December 15, 2018. The guidance in ASU 2016-15 is generally consistent with the Company’s current cash flow classifications, and adoption of this standard is not expected to have a material impact on its financial statements.

NOTE 4 — INVENTORIES:

Inventories consist of the following at:

December 31, 2017
Raw materials	€200,540
Work-in-process	2,460
Finished goods	34,610

Less: Allowance for inventory obsolescence	(13,062)
Inventories, net	€224,548

NOTE 5 — FIXED ASSETS:

Fixed assets consist of the following:

December 31, 2017
Machinery and equipment	€324,061
Furniture and fixtures	99,041

Less accumulated depreciation	(287,380)
Fixed assets, net of accumulated depreciation	€135,722

Depreciation expense related to property and equipment was €40,040 for the years ended December 31, 2017.

There were no capital leases as of December 31, 2017.

NOTE 6 — OTHER ACCRUED LIABILITIES:

Other accrued liabilities consist of the following:

December 31, 2017
Accrued interest	€75,178
Employee benefits	19,280
Other liabilities	23,036
Total	€117,494

NOTE 7 — INCOME TAXES:

The provision for income taxes consists of the following:

Year ended December 31, 2017
Current
Corporate income tax	€–
Trade tax	–
Total current	–

Deferred
Corporate income tax	18,921
Trade tax	17,157
Total deferred	36,078

Total income tax expense	€36,078

At December 31, 2017, the Company had net operating loss carry-forwards for both corporate income tax and trade tax purposes, each amounting to €567,182, which may be carried forward indefinitely.

As of December 31, 2017, the significant components of our deferred tax assets and deferred tax liabilities were as follows:

2017
Net operating loss carry-forwards	€171,147
Deferred revenue	18,105
Other	27,886
Deferred tax assets	217,138

Other assets	(2,176)
Deferred tax liabilities	(2,176)

Net deferred tax assets before valuation allowance	214,692
Less valuation allowances	(214,692)
Net deferred taxes	€–

The profit before income taxes resulted from German operations only.

The Company’s combined statutory income tax rate for 2017 was 30.2%. A reconciliation of the statutory income tax rate to the effective rate applicable to profit before income taxes is as follows:

Year ended December 31, 2017
Statutory income tax rate	30.2%
Change in valuation allowance	(12.2)%
Effective tax rate	18.0%

As of December 31, 2017, the Company did not have a liability for uncertain tax positions.

The Company files corporate income and trade tax returns. The Company is subject to audit by federal, state, local and foreign income tax authorities. As of December 31, 2017, statute of limitations for tax years 2013 through 2017 remain open to examination by German tax authorities. At 31 December 2017, there were no tax returns under audit.

NOTE 8 — EMPLOYEE BENEFITS:

Employee Participation Plan

The Company has an employee participation plan with key employees. In the event of a sale of the Company to a third party, the terms of the plan award grant recipients a share of the sale proceeds. As of December 31, 2017, plan participants were entitled to a total of 4.5% of any future sale proceeds.

Per the terms of the employee awards, the sale of opTricon represents a performance condition under ASC 718. Consistent with ASC 718, the Company recognizes compensation cost for awards with performance conditions when achievement of the performance condition is probable. As of December 31, 2017, the Company had not recognized any cost under the employee participation plan, because achievement of the performance condition was outside the Company’s control and the probability of achievement could not be assessed.

Defined Contribution Plan:

The employer’s contribution to the statutory pension scheme in Germany is based on 9.35% of employee salary in accordance with Article 20 section 2 of the Fourth Book of the German Code of Social Law (“SGB IV”) for the year ended December 31, 2017. Defined contribution expenses totaled €58,882 for the year ended December 31, 2017.

NOTE 9 — COMMITMENTS AND CONTINGENCIES:

Obligations Under Operating Leases:

The Company leases equipment and a building to support its operations. As of December 31, 2017, the Company did not have any remaining lease commitments on equipment. The leased building in Berlin, Germany houses the Company’s operations and comprises all of the Company’s lease commitments as of December 31, 2017. The building lease required a monthly rent payment of €9,807 during 2017. The lease contains an automatic renewal option, which can be extended for an additional year, unless one of the lease parties objects in writing at the latest three months before the end of the contract. The lease provides for an annual rent increases of 2%.

The following is a schedule of future minimum rental commitments for the years ending December 31,

Year	Operating Leases
2018	€129,121
Thereafter	–
Total	€129,121

Total rent expense was €91,868 for the year ended December 31, 2017.

NOTE 10 — RELATED PARTY TRANSACTIONS:

The Company entered into certain loan agreements with its shareholders that are classified as related party debt. The Company repaid such loans in November 2018, as part of the sale to a wholly-owned subsidiary of Chembio Diagnostics Inc. (“Chembio”) (see Note 11). The table below summarizes the Company’s outstanding related party debt as of December 31, 2017:

Shareholder loans (issued September 24, 2010)	€246,825
Convertible shareholder loans (issued October 14, 2013)	245,350
Total related party debt	€492,175

Shareholder loans

Prior to 2017, the Company entered into a series of loan agreements with five of its shareholders. These shareholder loans had an original aggregate principal amount of €246,825, to be repaid over various repayment terms. The loans had fixed interest rates of 5%. As of December 31, 2017, the Company had accrued interest of €12,477.

Convertible shareholder loans

On October 14, 2013, the Company entered into a subordinate convertible loan agreement with its shareholders. The convertible loan agreement had an original principal amount of €245,350, bearing a nominal non-compounding annual interest rate of 8%. As of December 31, 2017, the loan was convertible into 5,706 shares of the Company's common stock at the discretion of the individual lenders.

As of the commitment date, the Company’s common stock had a fair value in excess of the conversion price, resulting in a beneficial conversion feature of €66,641. The Company recorded the intrinsic value of the beneficial conversion feature as additional paid-in capital and as a discount on the debt. The Company amortized the discount as interest expense over the original term of the loan, from October 2013 until January 2015.

The Company subsequently amended the convertible loan agreement on January 28, 2015, March 9, 2015, and January 2, 2017, extending the repayment of the loan principal and all accrued interest until June 30, 2017. On July 18, 2017, the Company again extended the terms of the loan through December 31, 2017, with an immediate payment of accrued interest of €11,449 and monthly interest payments at the stated coupon interest rate of 8%. Total interest expense incurred for the year ended December 31, 2017 was €19,628.

Subsequent to December 31, 2017, the Company again amended the convertible loan agreement on February 14, 2018 (Amendment 5). Under the terms of Amendment 5, the Company paid all accrued interest incurred since October 2013.

NOTE 11 — SUBSEQUENT EVENT:

The Company has evaluated subsequent events through January 21, 2019, the date the financial statements were available to be issued. No subsequent events have been identified that require recognition or disclosure, other than the event described below.

On November 6, 2018, through a wholly-owned subsidiary, Chembio acquired 100% of the outstanding shares of the Company, pursuant to a share purchase agreement dated October 17, 2018 for a purchase price of US$5.5 million. In connection with the sale of the Company, employee participation plan participants received a share of the sale proceeds.